Exhibit 99.1 Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports Second Quarter 2009 Results

Philadelphia, PA, July 29, 2009 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2009.

Funds From Operations (“FFO”) for the three months ended June 30, 2009 was $37.8 million, or $0.91 per diluted share, compared to $34.8 million, or $0.85 per diluted share, for the three months ended June 30, 2008. For the six months ended June 30, 2009, FFO was $67.1 million, or $1.63 per diluted share, compared to $68.8 million, or $1.68 per diluted share, for the six months ended June 30, 2008. Results for the three and six months ended June 30, 2009 included gains of $8.5 million and $9.8 million, respectively, on extinguishment of $25.0 million and $27.1 million aggregate principal amount of our exchangeable notes, respectively. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net Operating Income (“NOI”) for the three months ended June 30, 2009 was $73.2 million, compared to $74.4 million for the three months ended June 30, 2008. NOI for the six months ended June 30, 2009 was $145.1 million, compared to $150.3 million for the six months ended June 30, 2008.

Net loss attributable to PREIT for the three months ended June 30, 2009 was $4.0 million, or $0.11 per diluted share, compared to a net loss of $3.7 million, or $0.10 per diluted share, for the three months ended June 30, 2008. For the six months ended June 30, 2009, net loss was $15.0 million, or $0.40 per diluted share, compared to a net loss of $6.7 million, or $0.19 per diluted share, for the six months ended June 30, 2008. See below for a description of the primary factors affecting financial results.

Ronald Rubin, Chairman and Chief Executive Officer of the Company, said, “Our performance in this challenged economic environment has proceeded in line with our expectations. While there might be less spending in the current environment, shoppers continue to enjoy the PREIT mall experience, enhanced by the redevelopment of many of our assets.”

Primary Factors Affecting Financial Results

Results for the quarter ended June 30, 2009, included:

•	An $8.5 million gain on extinguishment of debt resulting from repurchasing $25.0 million in aggregate principal amount of our exchangeable notes in exchange for 3.0 million common shares;

•	Reduced occupancy at our enclosed malls and power centers because of store closings primarily from bankruptcies that occurred during 2008 and 2009; and

•	Increased interest expense and higher depreciation and amortization as development and redevelopment assets have been placed in service.

Results for the six months ended June 30, 2009, also included:

•	An aggregate $9.8 million gain on extinguishment of debt resulting from repurchasing exchangeable notes.

Results for the quarter ended June 30, 2008, included:

•	A $2.0 million non-cash gain in connection with forward-starting swaps and the applicable hedge accounting treatment.

Effective January 1, 2009, the adoption of FASB Staff Position APB 14-1 resulted in a change in accounting for the Company’s exchangeable notes. As a result, interest expense for the three and six months ended June 30, 2009 included $0.7 million and $1.5 million of non-cash interest expense, or $0.02 and $0.04 per diluted share, respectively. Additionally, as required, APB 14-1 was applied retrospectively. As a result, non-cash interest expense for the three and six months ended June 30, 2008 increased by $0.9 million and $1.7 million, or $0.02 and $0.04 per diluted share, respectively, from the amounts previously reported.

Financing Activities

During the quarter, the Company entered into a $28.0 million mortgage loan secured by Lycoming Mall in Pennsdale, Pennsylvania. The loan has a fixed rate of 6.84% over its five-year term. In June, the Company entered into a $10.0 million construction loan secured by Pitney Road Plaza, a power center under development, in Lancaster, Pennsylvania. As of June 30, 2009, $4.4 million had been drawn under the loan.

Retail Operations

Joseph Coradino, President of PREIT Services, LLC and PREIT-RUBIN, Inc., said “We are pleased with the response to our Philadelphia-area redevelopments. The customer traffic and performance of The Capital Grille and Urban Outfitters at Cherry Hill Mall, the open-air Plaza Shops at Plymouth Meeting Mall, and Rizzieri Master Salon and Aveda School for Beauty and Wellness at Voorhees Town Center have enhanced the positioning of these properties in their respective markets.”

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio:

	Twelve Months Ended:
	June 30, 2009	June 30, 2008
Sales per square foot (1)	$337	$363

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

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	Occupancy (1) as of:
	June 30, 2009	June 30, 2008
Retail portfolio weighted average:
Total including anchors (2)	88.9%	89.1%
Total excluding anchors	84.6%	88.0%
Enclosed malls weighted average:
Total including anchors (2)	88.3%	87.8%
Total excluding anchors	83.7%	86.6%
Strip/power centers weighted average:	92.2%	97.1%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)

Includes approximately 0.9 million square feet of vacant anchor space, as of June 30, 2009, of which approximately 0.3 million square feet has been leased but is not occupied. As of June 30, 2008, total vacant anchor space was approximately 1.2 million square feet.

Same store NOI decreased 2.5% to $72.3 million, including $0.9 million in lease termination revenue, for the second quarter of 2009, compared to $74.1 million, including $1.4 million in lease termination revenue, for the second quarter of 2008. For the 2009 year to date, same store NOI decreased 4.3% to $143.4 million, including $1.4 million in lease termination revenue. For the comparable 2008 period, same store NOI was $149.8 million, including $2.3 million in lease termination revenue. Same store results represent retail properties that the Company owned for the full periods presented.

2009 Outlook

Based on the current outlook for 2009, and including the effect of the gain on extinguishment of debt and the issuance of 3.0 million common shares in the second quarter of 2009, the Company has revised its estimates of net loss per diluted share and FFO per diluted share. The revised outlook is as follows:

Estimates Per Diluted Share
Net loss attributable to PREIT	$(1.09) - $(0.93)
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	$ 3.97
Funds From Operations	$ 2.88 - $ 3.04

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s second quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-2927 (domestic) or (480) 629-9725 (international), at least five minutes before the scheduled start time, and provide conference ID number 4106120. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through August 12, 2009 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay reservation number: 4106120). The online archive of the Internet broadcast will be available for 14 days following the call.

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About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company's portfolio consists of 56 properties, including 38 shopping malls, 14 strip and power centers, and four properties under development. The operating retail properties have a total of approximately 35 million square feet. The Company's properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company's website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

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Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, gains on sales of interests in real estate, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or terrorist attacks; the current economic downturn and its effect on PREIT’s existing and potential tenants and their ability to make and meet their obligations to PREIT; PREIT’s continued compliance with the terms of its Credit Facility, and its ability to repay or replace its debt when it matures; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K, as amended, for the year ended December 31, 2008. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**        Quarterly supplemental financial and operating        **

**        information will be available on www.preit.com        **

[Financial Tables Follow]

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS	June 30, 2009	(as revised) December 31, 2008
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,431,092	$3,287,232
Construction in progress	351,204	411,479
Land held for development	9,337	9,337

Total investments in real estate	3,791,633	3,708,048
Accumulated depreciation	(580,232)	(516,832)

Net investments in real estate	3,211,401	3,191,216
INVESTMENTS IN PARTNERSHIPS, at equity:	35,102	36,164

OTHER ASSETS:
Cash and cash equivalents	29,950	9,786
Tenant and other receivables (net of allowance for doubtful accounts of $18,086 and $16,895 at June 30, 2009 and December 31, 2008, respectively)	46,536	57,970
Intangible assets (net of accumulated amortization of $184,213 and $169,189 at June 30, 2009 and December 31, 2008, respectively)	53,273	68,296
Deferred costs and other assets, net	81,515	80,845

Total assets	$3,457,777	$3,444,277

LIABILITIES:
Mortgage notes payable	$1,778,676	$1,756,270
Debt premium on mortgage notes payable	3,372	4,026
Exchangeable notes (net of debt discount of $8,802 and $11,421 at June 30, 2009 and December 31, 2008, respectively)	205,598	230,079
Credit Facility	445,000	400,000
Senior unsecured term loan	170,000	170,000
Tenants’ deposits and deferred rent	17,172	13,112
Distributions in excess of partnership investments	47,428	48,788
Accrued construction expenses	29,381	38,859
Fair value of derivative liabilities	15,214	29,169
Accrued expenses and other liabilities	48,309	55,711

Total liabilities	2,760,150	2,746,014
EQUITY:	697,627	698,263

Total liabilities and equity	$3,457,777	$3,444,277

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended		Six Months Ended
	June 30, 2009	(as revised) June 30, 2008	June 30, 2009	(as revised) June 30, 2008
(In thousands, except per share amounts)
Net loss	$(4,218)	$(3,841)	$(15,741)	$(6,892)
Adjustments:
Gain on sale of interest in real estate	(923)	—	(923)	—
Depreciation and amortization:
Wholly owned and consolidated partnerships (a)	40,934	36,541	79,719	71,717
Unconsolidated partnerships (a)	2,018	2,091	4,073	4,017

FUNDS FROM OPERATIONS (b)	$37,811	$34,791	$67,128	$68,842

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.91	$0.85	$1.63	$1.68
Weighted average number of shares outstanding	39,197	38,790	39,101	38,752
Weighted average effect of full conversion of OP Units	2,219	2,238	2,207	2,239
Effect of common share equivalents	—	36	—	22

Total weighted average shares outstanding, including OP Units	41,416	41,064	41,308	41,013

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)

Includes the non-cash effect of straight-line rents of $434 and $1,094 for the second quarter 2009 and 2008, respectively, and $763 and $1,760 for the six months ended June 30, 2009 and June 30, 2008, respectively.

STATEMENTS OF OPERATIONS	Three Months Ended		Six Months Ended
	June 30, 2009	(as revised) June 30, 2008	June 30, 2009	(as revised) June 30, 2008
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$74,259	$73,025	$147,445	$146,842
Expense reimbursements	33,996	33,512	68,509	67,940
Percentage rent	626	978	1,461	2,466
Lease termination revenue	938	1,413	1,336	2,298
Other real estate revenue	3,491	3,641	6,769	7,232
Interest and other income	528	1,052	1,230	2,193

Total revenue	113,838	113,621	226,750	228,971

EXPENSES:
Property operating expenses:
CAM and real estate tax	(33,885)	(32,397)	(68,875)	(65,269)
Utilities	(5,923)	(6,312)	(11,816)	(12,289)
Other property operating expenses	(6,716)	(6,275)	(12,480)	(11,854)

Total property operating expenses	(46,524)	(44,984)	(93,171)	(89,412)

Depreciation and amortization	(41,480)	(37,205)	(80,875)	(73,020)
Other expenses:
General and administrative expenses	(9,498)	(10,907)	(18,853)	(21,414)
Impairment of assets	(70)	—	(70)	—
Abandoned project costs, income taxes and other expenses	(80)	(235)	(399)	(1,503)

Total other expenses	(9,648)	(11,142)	(19,322)	(22,917)

Interest expense, net	(33,249)	(26,238)	(65,758)	(54,083)
Gain on extinguishment of debt	8,532	—	9,804	—

Total expenses	(122,369)	(119,569)	(249,322)	(239,432)

Loss before equity in income of partnerships, gains on sales of interest in real estate and non operating real estate	(8,531)	(5,948)	(22,572)	(10,461)
Equity in income of partnerships	2,659	2,107	5,177	3,569
Gains on sales of real estate	1,654	—	1,654	—

Net loss	(4,218)	(3,841)	(15,741)	(6,892)
Less: Net loss attributed to noncontrolling interest	197	127	738	242

Net loss attributable to Pennsylvania Real Estate Investment Trust	(4,021)	(3,714)	(15,003)	(6,650)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.11)	$(0.10)	$(0.40)	$(0.19)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.11)	$(0.10)	$(0.40)	$(0.19)
Weighted average number of shares outstanding for diluted EPS	39,197	38,790	39,101	38,752

(1)

For the quarters ended June 30, 2009 and 2008, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Six Months Ended
	June 30, 2009	(as revised) June 30, 2008	June 30, 2009	(as revised) June 30, 2008
(In thousands)
Net loss	$(4,218)	$(3,841)	$(15,741)	$(6,892)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	41,480	37,205	80,875	73,020
Unconsolidated partnerships	2,018	2,091	4,073	4,017
Interest expense, net
Wholly owned and consolidated partnerships	33,249	26,238	65,758	54,083
Unconsolidated partnerships	1,762	2,646	3,530	5,317
Other expenses	9,648	11,142	19,322	22,917
Gain on extinguishment of debt	(8,532)	—	(9,804)	—
Gain on sale of interest in real estate	(1,654)	—	(1,654)	—
Gain on sale of non-operating real estate	—	—	—	—
Interest and other income	(528)	(1,052)	(1,230)	(2,193)

Property net operating income	$73,225	$74,429	$145,129	$150,269

Same store retail properties	$72,255	$74,073	$143,395	$149,789
Non-same store properties	970	356	1,734	480

Property net operating income	$73,225	$74,429	$145,129	$150,269

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Six Months Ended
	June 30, 2009	(as revised) June 30, 2008	June 30, 2009	(as revised) June 30, 2008
(In thousands)
Gross revenue from real estate	$18,524	$19,961	$37,190	$37,292

Expenses:
Property operating expenses	(5,759)	(5,669)	(11,713)	(10,881)
Mortgage interest expense	(3,556)	(5,830)	(7,124)	(11,172)
Depreciation and amortization	(3,839)	(4,096)	(7,740)	(7,824)

Total expenses	(13,154)	(15,595)	(26,577)	(29,877)

Net income from real estate	5,370	4,366	10,613	7,415
Partners’ share	(2,671)	(2,196)	(5,281)	(3,720)

Company’s share	2,699	2,170	5,332	3,695
Amortization of excess investment	(40)	(63)	(155)	(126)

EQUITY IN INCOME OF PARTNERSHIPS	$2,659	$2,107	$5,177	$3,569

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